UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 29, 2003

KS Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-22734	56-1842707
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

207 W Second Street Kenly, North Carolina	27542
(Address of Principal Executive Offices)	(Zip Code)

(919) 284-4157

(Registrant’s Telephone Number, Including Area Code)

KS Bancorp, Inc.

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Item 7.	Financial Statements and Exhibits

(c)	Exhibits

(99)(a)	Press Release, dated July 29, 2003

Item 12.	Results of Operations and Financial Condition

On July 29, 2003, KS Bancorp, Inc. announced second quarter earnings and declared a quarterly dividend of $0.16 per share for shareholders of record on July 24, 2003 with payment to be made on August 5, 2003.

A copy of the press release announcing the second quarter earnings and the dividend is attached hereto as Exhibit (99)(a) and is incorporated by reference herein.

Disclosure about forward-looking statements

This Form 8-K contains forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, changes in interest rate environment, management’s business strategy, national, regional, and local market conditions and legislative and regulatory conditions.

Readers should not place undue reliance on forward-looking statements, which reflect management’s view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. Readers should also carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KS BANCORP, INC.

Date: July 29, 2003	By:	/s/ EARL W. WORLEY, JR.

Earl W. Worley, Jr. Chief Financial Officer

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